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                                                                     EXHIBIT 5

June 7, 1994

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 being filed by General Electric Capital Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of resales by certain affiliates of the Company of $5,000,000,000 aggregate principal amount of the Company's debt securities (the "Notes"), to be issued from time to time either in whole under one or the other of two indentures, or in part under each of such indentures, one of which is dated as of June 1, 1994 between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee, as amended and restated as of such date, and the other one of which is dated as of June 15, 1994 between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee, as amended and restated as of such date (each of such indentures, as amended and restated, being herein called an "Indenture" and such indentures being collectively called the "Indentures").

In my opinion, when the issuance of the Notes and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Notes have been duly executed, authenticated and delivered against payment therefor, subject to the final terms of the Notes being in compliance with then applicable law, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the benefits provided by the related Indenture or Indentures, as the case may be, pursuant to which such Notes were issued except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the caption "Legal Opinions" in the Registration Statement.

Very truly yours,

/s/ Bruce C. Bennett

Bruce C. Bennett